Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Super League Gaming, Inc. of our report dated March 31, 2022, relating to the consolidated financial statements of Super League Gaming, Inc. as of and for the years ended December 31, 2021 and 2020 appearing in the Annual Report on Form 10-K of Super League Gaming, Inc. for the year ended December 31, 2021.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Baker Tilly US, LLP

Irvine, California

June 7, 2022